                                                               EXHIBIT 11



Anacomp, Inc. and Subsidiaries (Debtor-In-Possession,

 Effective January 5, 1996.  See Note 3.)





COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)

PRIMARY



                                                     Three months ended

                                                         December 31,

(In thousands, except per share amounts)              1995        1994

                                                          (Note 3)


Earnings (loss) per Common Share:



   Net income (loss) available to common

     stockholders.................................  $   513     $  (259)

                                                    =======     =======



Shares:



   Weighted average number of shares

    outstanding ..................................   46,221      45,843





   Adjustments:



     Assumed issuances under acquisition

     contingencies................................    1,462          --





Total shares .....................................   47,683      45,843

                                                    =======     =======







Earnings (loss) per common share..................  $   .01     $  (.01)

                                                    =======     =======


                                                               EXHIBIT 11



Anacomp, Inc. and Subsidiaries (Debtor-In-Possession,

 Effective January 5, 1996.  See Note 3.)



COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE (Unaudited)

ASSUMING FULL DILUTION





                                                     Three months ended

                                                         December 31,

(In thousands, except per share amounts)              1995        1994

                                                          (Note 3)


Earnings (loss) per Common Share:



   Net income (loss) available to common

     stockholders.................................  $   513     $  (259)

                                                    =======     =======



Shares:



   Weighted average number of shares

    outstanding ..................................   46,221      45,843





   Adjustments:



     Assumed issuances under acquisition

     contingencies................................    1,462          --





Total shares .....................................   47,683      45,843

                                                    =======     =======







Earnings (loss) per common share..................  $   .01     $  (.01)

                                                    =======     =======
